                                                                    Exhibit 10.6

                                WARRANT AGREEMENT


         THIS WARRANT AGREEMENT (this "Agreement") is dated as of March 6, 1998 and entered into by and between VIDEO UPDATE, INC., a Delaware corporation (the "Company") and BANQUE PARIBAS, GRAND CAYMAN BRANCH (the "Purchaser").


                                   WITNESSETH:


         WHEREAS, the Company has agreed to issue and sell to the Purchaser 1,000,000 common stock purchase warrants, as hereinafter described (the "New Warrants") to purchase, at the Purchaser's option, but subject to the terms of
Section 8 hereof, 1,000,000 shares of Class A common stock, par value $.01 per share, of the Company (the "Common Stock") pursuant to that certain warrant purchase agreement, dated as of March 6, 1998, by and between the Purchaser and the Company (the "Warrant Purchase Agreement"); and

         WHEREAS, the Company has agreed to issue to the Purchaser 500,000 common stock purchase warrants, as hereinafter described (the "Exchange Warrants" and, together with the New Warrants, collectively, the "Warrants") to purchase, at the Purchaser's option, but subject to the terms of Section 8 hereof, 375,000 shares of Common Stock pursuant to the Warrant Purchase Agreement;


         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:


                                   SECTION 1.
                                  DEFINED TERMS

         (a) The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

         "1933 Act" shall mean the Securities Act of 1933, as amended.

         "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Additional Shares" means any shares of Common Stock issued after the date hereof except (i) Common Stock issued upon the exercise of any Warrant,
(ii) except as provided in clause (iii) below, Common Stock issued upon conversion or exercise of any outstanding Options or Convertible Securities of the Company or Moovies, Inc. (as such Options and Convertible Securities are in effect on the date hereof); (iii) Common Stock issued upon conversion or exercise of any Option or other rights granted under Approved Option Plans or Approved Rights Plans; or (iv) Common Stock issued pursuant to or upon stock splits, combinations or dividends
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                                                                          Page 2


or other transactions described in Sections 9(a) through (d) (after giving effect to any adjustments required to be made by such Sections).

         "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" shall have the meaning provided in the preamble of this Agreement.

         "Applicable Law" means all provisions of laws, statutes, ordinances, rules, regulations, permits or certificates of any Governmental Authority applicable to such Person or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts, arbitrators or Governmental Authorities in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.

         "Approved Option Plans" shall mean option plans adopted by the Board of Directors of the Company for the benefit of employees, independent contractors and similar persons, the scope and terms of which are, in the good faith determination of the Board of Directors of the Company, customary for similarly situated businesses in the industry.

         "Approved Rights Plan" shall mean stockholder rights plans adopted by the Board of Directors of the Company in good faith.

         "Business Day" shall mean any day except Saturday, Sunday and any day which in New York shall be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

         "Closing Date" means the initial date of issuance of Warrants under this Agreement.

         "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the 1933 Act.

         "Common Stock" shall have the meaning provided in the recitals of this Agreement.

         "Common Stock Per Share Market Value" means the price per share of Common Stock obtained by dividing (A) the Market Value by (B) the number of shares of Common Stock outstanding (on a Fully-Diluted Basis) at the time of determination.

         "Company" shall have the meaning provided in the preamble of this Agreement.

         "Convertible Securities" shall have the meaning provided in Section
9(c) of this Agreement.
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                                                                          Page 3


         "Credit Agreement" shall mean the Credit Agreement, dated as of March 6, 1998, among the Company, various financial institutions and Banque Paribas, as Agent, as the same may be amended, amended and restated, supplemented, restructured or otherwise modified from time to time (in whole or in part and, without limitation, as to terms, conditions or covenants and without regard to the principal amount thereof) and in effect, including all related notes, collateral documents, guaranties, instruments and agreements entered into in connection therewith, and any successive restructurings, renewals, extensions or refundings thereof.

         "Distribution" shall have the meaning provided in Section 9(c) of this Agreement.

         "Equivalent Nonvoting Security" means, with respect to any security issued or to be issued by any Person, a security of such Person that is identical in rights and benefits to such security, except that (a) the equivalent security shall not be entitled to vote on any matter on which holders of voting securities of such Person are entitled to vote, other than as required by Applicable Law or with respect to any amendment or repeal of any provision of the Organizational Documents of such Person or any other agreement or instrument pursuant to which the equivalent security was issued which provision specifically affects such equivalent security, (b) subject to such reasonable restrictions as any affected Regulated Holder may request (including any restriction necessary to prevent the violation by such Regulated Holder of any provision of Applicable Law with respect to its ownership of voting securities), the equivalent security shall be convertible in a one-to-one ratio into the first security and (c) the terms of the equivalent security shall include such provisions requested by any affected Regulated Holder as are reasonable and equitable to ensure that (i) the equivalent security is treated comparably to the first security with respect to dividends, distributions, stock splits, reclassifications, capital reorganizations, mergers, consolidations and other similar events and transactions, (ii) the conversion right provided in clause
(b) above is equitably protected and (iii) the acquisition of the equivalent security will not cause such Regulated Holder to violate Applicable Law.

         "Exchange Warrant Certificates" shall have the meaning provided in
Section 2.

         "Exchange Warrant Exercise Price" shall have the meaning provided in
Section 5.

         "Exchange Warrant Expiration Date" shall have the meaning provided in
Section 5.

         "Exchange Warrant Number" shall have the meaning provided in Section 9.

         "Exchange Warrants" shall have the meaning provided in the recitals of this Agreement.

         "Expiration Date" shall mean the Exchange Warrant Expiration Date and/or the New Warrant Expiration Date.

         "Fully-Diluted Basis" means, as applied to the calculation of the total number of shares of Common Stock outstanding at any time, after giving effect to
(a) all shares of Common Stock outstanding at the time of determination, and (b) all shares of Common Stock issuable upon the exercise of any Convertible
Security (including the Warrants) or similar right to purchase Common Stock outstanding at the time of determination and then so convertible or exchangeable
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                                                                          Page 4


at a conversion or exchange price equal to or less than the Market Price per share of Common Stock at such time.

         "Governmental Authority" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case of the United States of America.

         "Holder" or "Holders" means the Purchaser (so long as it holds any Warrants or Warrant Shares) and any other holder of any of the Warrants or Warrant Shares.

         "Independent Financial Expert" means a nationally recognized investment banking firm (a) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company or any Holder, (b) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Company or any Holder, (c) that has not been retained during the preceding two years by the Company or the Holder for any purpose, and
(d) that is otherwise qualified to serve as an independent financial advisor. Any such Person may receive customary compensation and indemnification by the Company for opinions or services it provides as an Independent Financial Expert.

         "Market Price" means, with respect to a share of Common Stock on any Business Day:

                  (a) if the Common Stock is Publicly Traded at the time of determination, the average of the closing prices on such day of the Common Stock on all domestic securities exchanges on which the Common Stock is then listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, if on any such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted on the NASDAQ System as of 4:00 P.M., New York time, on such day, or if on any day such security is not quoted on the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 30 days consisting of the day as of which "Market Price" is being determined and the twenty-nine consecutive Business Days prior to such day (provided that, if Market Price is being determined as of the date of a Qualified Public Offering, Market Price as of such date shall be the offering price for the Common Stock subject to such Qualified Public Offering); or

                  (b) if the Common Stock is not Publicly Traded at the time of determination, the Common Stock Per Share Market Value.

         "Market Value" means the highest price that would be paid for the entire common equity of the Company on a going-concern basis in an arm's-length transaction between a willing buyer and a willing seller (neither acting under compulsion), using valuation techniques then prevailing in the securities industry (but without giving effect to any discount in respect of a minority
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                                                                          Page 5


interest) and determined in accordance with the Valuation Procedure, and assuming full disclosure and understanding of all relevant information and a reasonable period of time for effectuating such sale. For the purposes of determining the Market Value, (a) the exercise price of options or warrants to acquire Common Stock which are deemed to have been exercised for the purpose of determining the number of shares of Common Stock outstanding on a Fully-Diluted Basis, shall be deemed to have been received by the Company, (b)(i) the liquidation preference or indebtedness, as the case may be, represented by securities which are deemed exercised for or converted into Common Stock for the purpose of determining the number of shares of Common Stock outstanding on a Fully-Diluted Basis and (ii) any contractual limitation in respect of the shares of Common Stock relating to voting rights, shall be deemed to have been eliminated or cancelled and (c) full effect shall be given to any discount that may arise as the result of the fact that the shares of Common Stock are not Publicly Traded.

         "NASDAQ" means the National Association of Securities Dealers, Inc., Automated Quotation System.

         "New Warrant Certificates" shall have the meaning provided in Section
2.

         "New Warrant Exercise Price" shall have the meaning provided in Section 5.

         "New Warrant Expiration Date" shall have the meaning provided in
Section 5.

         "New Warrant Number" shall have the meaning provided in Section 9.

         "New Warrants" shall have the meaning provided in the recitals of this Agreement.

         "Options" shall have the meaning provided in Section 9(c) of this Agreement.

         "Organizational Documents" means, with respect to any Person, each instrument or other document that (a) defines the existence of such Person, including its articles or certificate of incorporation, as filed or recorded with an applicable Governmental Authority or (b) governs the internal affairs of such Person, including its by-laws, in each case as amended, supplemented or restated.

         "Person" or "Persons" means and includes natural persons, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Publicly Traded" means, with respect to any security, that such security is (a) listed on a domestic securities exchange, (b) quoted on NASDAQ or (c) traded in the domestic over-the-counter market, which trades are reported by the National Quotation Bureau, Incorporated.

         "Purchaser" shall have the meaning provided in the preamble of this Agreement.
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                                                                          Page 6


         "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of March 6, 1998, between the Company and the Purchaser.

         "Regulated Holder" shall have the meaning provided in Section 8.

         "Regulation Y" shall have the meaning provided in Section 8.

         "Requisite Holders" means Holders holding Warrants and Warrant Shares representing at least a majority of all Warrant Shares issued and issuable upon the exercise of the Warrants outstanding on the date of determination.

         "Section 11(e) Transaction" shall have the meaning provided in Section 11(e).

         "Valuation Procedure" means, with respect to the determination of any amount or value required to be determined in accordance with such procedure, a determination (which shall be final and binding on the Company and the Holders) made (i) by agreement among the Company and the Requisite Holders within 20 days following the event requiring such determination or (ii) in the absence of such an agreement, by an Independent Financial Expert selected in accordance with the further provisions of this definition. If required, an Independent Financial Expert shall be selected within five days following the expiration of the 20-day period referred to above, either by agreement among the Company and the Requisite Holders or, in the absence of such agreement, by lot from a list of four potential Independent Financial Experts remaining after the Company nominates three, the Requisite Holders nominate three, and each side eliminates one potential Independent Financial Expert. The Independent Financial Expert shall be instructed by the Company and the Requisite Holders to make its determination within 20 days of its selection. The fees and expenses of an Independent Financial Expert selected hereunder shall be paid by the Company.

         "Warrant Certificates" shall have the meaning provided in Section 2.

         "Warrant Documents" means this Agreement, the Warrant Purchase Agreement and the Warrant Certificates.

         "Warrant Number" shall have the meaning provided in Section 9.

         "Warrant Purchase Agreement" shall have the meaning provided in the preamble of this Agreement.

         "Warrant Shares" means (a) the shares of Common Stock issued or issuable upon exercise of a Warrant in accordance with Section 5 or upon exchange of a Warrant in accordance with Section 5, (b) all other securities or other property issued or issuable upon any such exercise or exchange in accordance with this Agreement and (c) any securities of the Company distributed with respect to the securities referred to in the preceding clauses (a) and (b). As used in this Agreement, the phrase "Warrant Shares then held" by any Holder or Holders shall mean Warrant Shares held at the time of determination by such Holder or Holders, and shall include
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                                                                          Page 7


Warrant Shares issuable upon exercise of the Warrants held at the time of determination by such Holder or Holders.

         "Warrants" shall have the meaning provided in the recitals of this Agreement.


                                   SECTION 2.
                     WARRANT CERTIFICATES/STOCK CERTIFICATES

         The Company will issue and deliver (i) a certificate or certificates evidencing the New Warrants (the "New Warrant Certificates") in accordance with
Section 1 of the Warrant Purchase Agreement and (ii) a certificate or certificates evidencing the Exchange Warrants (the "Exchange Warrant Certificates" and, together with the New Warrant Certificates, collectively, the "Warrant Certificates") in accordance with Section 2 of the Warrant Purchase Agreement. Warrant Certificates shall be dated the date of issuance by the Company.


                                   SECTION 3.
                       EXECUTION OF WARRANT CERTIFICATES;
                    MUTILATED OR MISSING WARRANT CERTIFICATES

         Warrant Certificates shall be signed on behalf of the Company by its Chief Executive Officer. Each Warrant Certificate shall also be manually signed on behalf of the Company by its Secretary or an Assistant Secretary.

         In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall, upon request of the Holder of any such Warrant Certificate, issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and an indemnity bond, if requested, also satisfactory to the Company. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.


                                   SECTION 4.
                   REGISTRATION/RESERVATION OF WARRANT SHARES

         The Company shall number and register the Warrant Certificates in a register as they are issued. The Company may deem and treat the registered Holders of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary. The Warrants shall be registered initially in the name of the Purchaser and thereafter in such name or names as the Purchaser shall designate in writing to the Company upon compliance with Section 13 hereof.

         The Company shall at all times reserve and keep available, free from preemptive rights (except as otherwise provided herein), out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding options, warrants (including the Warrants) or other securities convertible into or exchangeable or exercisable for Common Stock.

         The Company covenants that all Warrant Shares and other capital stock issued upon exercise of Warrants will, upon payment of the applicable Exercise Price therefor and issue thereof, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights (except as may be granted by this Agreement) and free from all taxes, liens, charges and security interests with respect to the issue thereof arising from any action or inaction by the Company.

         If and so long as the outstanding Common Stock may be listed on any securities exchange in the United States, the Company shall use its reasonable best efforts to cause all reserved Warrant Shares to be listed on each such exchange upon official notice of issuance upon such exercise.


                                   SECTION 5.
                         WARRANTS; EXERCISE OF WARRANTS

         Subject to the terms of this Agreement, (i) each Holder of New Warrants shall have the right, which may be exercised at any time or from time to time on and after the date hereof and prior to 5:00 P.M., New York time, on March 6, 2003 (the "New Warrant Expiration Date"), to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such New Warrants and payment of the New Warrant Exercise Price then in effect for such New Warrant Shares and (ii) each Holder of Exchange Warrants shall have the right, which may be exercised at any time or from time to time on and after the date hereof and prior to 5:00 P.M., New York time, on March 14, 2007 (the "Exchange Warrant Expiration Date"), to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Exchange Warrants and payment of the Exchange Warrant Exercise Price then in effect for such Exchange Warrant Shares. Each Warrant not exercised prior to 5:00 P.M., New York time, on the applicable Expiration Date therefor shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time; provided that the occurrence of any Expiration Date shall not relieve the Company of any obligation to any Holder which arose pursuant to the terms of this Agreement prior to such date.

         The price at which each New Warrant shall be exercisable (as such price may be adjusted from time to time, in accordance with the terms hereof, the "New Warrant Exercise Price") shall initially be $2.68 per Warrant exercised. The price at which each Exchange Warrant shall be exercisable (as such price may be adjusted from time to time, in accordance with the terms hereof, the "Exchange Warrant Exercise Price") shall initially be $6.35 per Warrant exercised. The Common Stock shall have a par value of no greater than $.01.

         A Warrant may be exercised upon surrender to the Company at its address set forth on the signature pages hereto of the applicable Warrant Certificate or Warrant Certificates to be exercised with the form of election to purchase attached thereto duly completed and signed, and upon payment to the Company of the applicable Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the applicable aggregate Exercise Price may be made, at the option of the applicable Holder, (i) by cash, certified or bank cashier's check or wire transfer, (ii) by surrendering to the Company the number of Warrants which, when exercised, would entitle the Holder thereof to that number of Warrant Shares which is equal to (A) such applicable aggregate Exercise Price divided by (B) the excess of (x) the product of (1) the Warrant Number and (2) the Market Price per share of Common Stock over (y) the applicable Exercise Price, (iii) by surrendering to the Company the number of shares of Common Stock which is equal to (A) such applicable aggregate Exercise Price divided by (B) the Market Price per share of Common Stock or (iv) any combination of the foregoing.

         Subject to the provisions of Section 6, upon such surrender of any Warrants and payment of the applicable Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as such Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants (and such other consideration as may be deliverable upon exercise of such Warrants) together with, at the sole option of the Company, cash for fractional Warrant Shares as provided in Section 7. Such certificate or certificates shall be deemed to have been issued and the Person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the proper surrender of such Warrants and payment in full of the applicable Exercise Price, irrespective of the date of delivery of such certificate or certificates for Warrant Shares.

         Each Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part and, in the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of such Warrants, a new certificate evidencing the remaining such Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section 5 and of Section 2.

         All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office.

                                   SECTION 6.
                                PAYMENT OF TAXES

         The Company will pay all taxes and other governmental charges imposed by the United States of America or any State or territory thereof (including all documentary stamp taxes, but excluding all foreign, federal, state or local income taxes and all property, withholding, value-added and similar taxes payable by a Holder) in connection with the issuance or delivery of the Warrants hereunder, including all such taxes attributable to the initial issuance or delivery of Warrant Shares upon the exercise of any Warrants and the payment of the applicable Exercise Price therefor. The Company shall not, however, be required to pay any tax that may be payable in respect of any subsequent transfer of the Warrants, any transfer involved in the issuance and delivery of Warrant Shares in a name other than that in which the Warrants to which such issuance relates were registered and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that any such tax has been paid.


                                   SECTION 7.
                              FRACTIONAL INTERESTS

         The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 7, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall, at its sole option, pay an amount in cash equal to the Market Price of the Warrant Share so issuable multiplied by such fraction.


                                   SECTION 8.
                         LIMITATIONS ON CERTAIN HOLDERS

         Notwithstanding anything in this Agreement or any Warrant Certificate to the contrary, no (x) Holder which is (i) subject to the provisions of Regulation Y promulgated by the Board of Governors of the Federal Reserve, or any successor regulation thereto ("Regulation Y") or (ii) which is affiliated with any entity subject to the provisions of Regulation Y (if such Affiliate holds securities of the Company (any such Holder being referred to herein as a "Regulated Holder")) or (y) transferee of such Regulated Holder, may exercise the Warrants for a number of Warrant Shares which would cause such Regulated Holder, together with its Affiliates and transferees, to own or control a number of Shares greater than that permitted by Applicable Law, including without limitation, Regulation Y.

                                   SECTION 9.
                                   ADJUSTMENTS

         The New Warrant Exercise Price is initially $2.68 per New Warrant, the Exchange Warrant Exercise Price is initially $6.35 per Exchange Warrant and the number of shares of Common Stock issuable upon the exercise of each New Warrant is initially one (the "New Warrant Number") and upon the exercise of each Exchange Warrant is initially .75 (the "Exchange Warrant Number and each of the New Warrant Number and the Exchange Warrant Number shall constitute a "Warrant Number"). Each Exercise Price and each Warrant Number are subject to adjustment from time to time upon the occurrence of the events enumerated in, or as otherwise provided in this Section 9. The Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this
Section 9 at the time of such event. At any time and from time to time, the Company shall promptly, without any action required of the Holders, cause the appropriate adjustment or adjustments (to the extent that more than one event requiring an adjustment has occurred since the last adjustment made) to be made pursuant to this Section 9 in respect of each Warrant outstanding.

                (a) Stock Splits, Combinations, etc. In case the Company shall hereafter (A) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether Additional Shares or capital stock of another class), (B) subdivide its outstanding shares of Common Stock or (C) combine its outstanding shares of Common Stock into a smaller number of shares, each Warrant Number in effect immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of capital stock of the Company which such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this paragraph, the Holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall in good faith determine the allocation of each adjusted Exercise Price between or among shares of such classes of capital stock.

                (b) Reclassification, Combinations, Mergers, etc. In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than as set forth in Section 9(a) above and other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination)) or in case of any sale or conveyance to another corporation of all or substantially all of the assets of the Company, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company or such a successor or purchasing corporation, as the case may be, shall forthwith make lawful and adequate provision whereby the Holder of such Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and enter into a supplemental warrant agreement so providing. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
9. If the issuer of securities deliverable upon exercise of Warrants under the supplemental warrant agreement is an Affiliate of the formed, surviving or transferee corporation, that issuer shall join in the supplemental warrant agreement. The above provisions of this Section 9(b) shall similarly apply to successive reclassification and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

                In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Agreement to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for, adjustments of shares of the Common Stock for which any Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 9. For purposes of this Section 9(b) "shares of stock and other securities" of a successor or acquiring corporation shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 9(b) shall similarly apply to successive reorganizations, reclassification, mergers, consolidations or disposition of assets.

                (c) Issuance of Options or Convertible Securities. Except in connection with the conversion or exercise of any outstanding Options or Convertible Securities of the Company or Moovies, Inc. (as such Options and Convertibles Securities are in effect on the date hereof) or with respect to any Option granted under an Approved Option Plan, in the event the Company shall, at any time or from time to time after the date hereof, issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (any such rights, warrants or options being herein called "Options" and any such convertible or exchangeable stock or securities being herein called "Convertible Securities") or any Convertible Securities (other than upon exercise of any Option), whether or not such Options or the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing
(i) the aggregate amount if any, received or receivable by the Company as consideration for the issuance, sale, distribution or granting of such Options or any such Convertible Security, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options or upon conversion or exchange of all such Convertible Securities, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options) shall be less than the Market Price per share of Common Stock on the record date for the issuance, sale, distribution or granting of such Options (any such event being herein called a "Distribution") then, effective upon such Distribution, each Exercise Price shall be reduced to the price (calculated to the nearest 1/1,000 of one cent) determined by multiplying such Exercise Price in effect immediately prior to such Distribution by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to such Distribution multiplied by the Market Price per share of Common Stock on the date of such Distribution plus (ii) the consideration, if any, received by the Company upon such Distribution, and the denominator of which shall be the product of (A) the total number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately after such Distribution multiplied by (B) the Market Price per share of Common Stock on the record date for such Distribution. For purposes of the foregoing, the total maximum number of shares of Common Stock issuable upon exercise of all such Options or upon conversion or exchange of all such Convertible Securities or upon the conversion or exchange of the total maximum amount of the Convertible Securities issuable upon the exercise of all such Options shall be deemed to have been issued as of the date of such Distribution and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration therefor such price per share, determined as provided above. Except as provided in Sections 9(i) and 9(j) below, no additional adjustment of an Exercise Price or Warrant Number shall be made upon the actual exercise of such Options or upon conversion or exchange of the Convertible Securities or upon the conversion or exchange of the Convertible Securities issuable upon the exercise of such Options. In addition, each Warrant Number after such issuance shall be determined by multiplying each Warrant Number by a fraction, (i) the denominator of which shall be the number of shares of Common Stock on a Fully Diluted Basis immediately prior to such issuance plus the number of shares that the aggregate consideration to be received by the Company for the total number of such Additional Shares issued or to be issued in connection with the conversion or exercise of other Convertible Securities (including the issue price of any such other Convertible Securities) would purchase at the Market Price and (ii) the numerator of which shall be the number of shares of Common Stock on a Fully Diluted Basis immediately after such issuance.

                (d) Dividends and Distributions. In the event the Company shall, at any time or from time to time after the date hereof, distribute to all the holders of Common Stock any dividend or other distribution of cash, evidences of its indebtedness, other securities or other properties or assets (in each case other than (i) dividends payable in additional shares of Common Stock, Options or Convertible Securities and (ii) any cash dividend from current or retained earnings), or any options, warrants or other rights to subscribe for or purchase any of the foregoing, then (A) each Exercise Price shall be decreased to a price determined by multiplying such Exercise Price then in effect by a fraction, the numerator of which shall be the Market Price per share of Common Stock on the record date for such distribution less the sum of (X) the cash portion, if any, of such distribution per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution plus (Y) the then fair market value (as determined in good faith by the Board of Directors of the Company) per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution of that portion, if any, of such distribution consisting of evidences of indebtedness, other securities, properties, assets, options, warrants or subscription or purchase rights, and the denominator of which shall be such Market Price per share of Common Stock and (B) the Warrant Number shall be increased to a number determined by multiplying the Warrant Number in effect immediately prior to the record date for such distribution by a fraction, the numerator of which shall be the applicable Exercise Price in effect immediately prior to the adjustment required by clause (A) of this sentence and the denominator of which shall be the applicable Exercise Price in effect immediately after such adjustment. The adjustments required by this Section 9(d) shall be made whenever any such distribution occurs retroactive to the record date for the determination of stockholders entitled to receive such distribution. Notwithstanding anything to the contrary contained herein, the Company shall not make any such distribution or dividend which would entitle a holder of Common Stock to an amount equal to or greater than the Market Price per share of Common Stock.

                (e) Issuance of Additional Shares of Common Stock. If at any time the Company shall (except as hereinafter provided) issue or sell any Additional Shares for consideration in an amount per Additional Share less than the Market Price, then each Warrant Number shall be adjusted to equal the product obtained by multiplying the Warrant Number immediately prior to such issue or sale by a fraction (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale (on a Fully-Diluted Basis), and (B) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale (on a Fully-Diluted Basis), and (2) the aggregate consideration received from the issuance or sale of the Additional Shares divided by the Market Price. For the purposes of this Section 9(e), the date as of which the Market Price per share of Common Stock shall be computed shall be the earlier of (a) the first Business Day on which the Company shall be able to determine the Market Price per share of Common Stock pursuant to the terms of a firm contract for the issuance of such Additional Shares or (b) the date of actual issuance of such Additional Shares.

                (f) Certain Distributions. If the Company shall pay a dividend or make any other distribution payable in Options or Convertible Securities, then, for purposes of Section 9(e) above, such Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

                (g) Consideration Received. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company in respect thereof shall be deemed to be the then fair market value of such consideration (as determined in good faith by the Board of Directors of the Company). If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration; provided, however, that if such Options have an exercise price equal to or greater than the Market Price of the Common Stock on the date of issuance of such Options, then such Options shall be deemed to have been issued for consideration equal to such exercise price.

                (h) Deferral or Exclusion of Certain Adjustments. No adjustment to any Exercise Price or Warrant Number shall be required hereunder unless such adjustment together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent (1%) of the applicable Exercise Price or Warrant Number; provided that any adjustments which by reason of this Section 9(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for a change in the par value of the Common Stock. All calculations under this Section shall be made to the nearest 1/1,000 of one cent or to the nearest 1/1000th of a share, as the case may be.

                (i) Changes in Options and Convertible Securities. If the exercise price provided for in any Options referred to in Section 9(c) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 9(c) above, or the rate at which any Convertible Securities referred to in Section 9(c) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this
Section 9), each Exercise Price then in effect and each Warrant Number shall forthwith be readjusted (effective only with respect to any exercise of any Warrant after such readjustment) to such Exercise Price and Warrant Number that would then be in effect had the adjustment made upon the issuance, sale, distribution or granting of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be, but only with respect to such Options and Convertible Securities as then remain outstanding.

                (j) Expiration of Options and Convertible Securities. If, at any time after any adjustment to each Warrant Number shall have been made pursuant to Sections 9(c) or 9(i) above or this Section 9(j), any Options or Convertible Securities shall have expired unexercised, the number of such shares so purchasable shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock deemed to have been issued in connection with such Options or Convertible Securities were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or Convertible Securities and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale, distribution or granting of all such Options or Convertible Securities, whether or not exercised; provided that no such readjustment shall have the effect of decreasing the number of such shares so purchasable by an amount (calculated by adjusting such decrease to account for all other adjustments made pursuant to this Section 9 following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale, distribution or granting of such Options or Convertible Securities.

                (k) Other Adjustments. In the event that at any time, as a result of an adjustment made pursuant to this Section 9, the Holders shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of any Warrants and the relevant Exercise Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 9.

                (l) Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action described in this Section 9, then the number of shares of Common Stock or other stock for which each Warrant is exercisable shall be adjusted in such manner as may be equitable in the circumstances. If the Company shall at any time and from time to time issue or sell (i) any shares of any class of common stock other than Common Stock, (ii) any evidences of its indebtedness, shares of stock or other securities which are convertible into or exchangeable for such shares of common stock, with or without the payment of additional consideration in cash or property or (iii) any warrants or other rights to subscribe for or purchase any such shares of common stock or any such evidences, shares of stock or other securities, then in each such case such issuance shall be deemed to be of, or in respect of, Common Stock for purposes of this Section 9; provided, however, that, without limiting the generality of the foregoing, if the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, common stock other than Common Stock, including shares of non-voting common stock, then the number of shares of Common Stock for which each Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the aggregate number of shares of such common stock and of Common Stock which a record holder of the same number of shares of Common Stock for which such Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event.

                (m) Regulated Holders. If, in the written opinion of counsel to any Regulated Holder (which may be internal counsel), the receipt by such Regulated Holder of Warrant Shares (or any security included therein) upon any exercise or exchange pursuant to this Section 9 would cause such Regulated Holder to violate any provision of Applicable Law with respect to its ownership of securities of the Company, then the Company will use its best efforts (including using its best efforts to cause its Organizational Documents to be amended) to create an Equivalent Nonvoting Security with respect to Warrant Shares (or any such security included therein), and such Regulated Holder shall be entitled to receive upon such exercise or exchange, in lieu of such number (as it shall specify) of shares or other units of Warrant Shares (or any such security included therein) otherwise receivable by such Regulated Holder, the same number of shares or other units of such Equivalent Nonvoting Security, it being understood and agreed that the Company shall not be required by virtue of the provisions of this subsection 9(m) to take any action which would violate any agreement with NASDAQ or any other exchange or any other agreement to which the Company is a party.

                (n) Public Offering. No adjustment shall be made in connection with the issuance of shares of Common Stock or other securities in a bona fide public offering pursuant to a firm commitment underwriting by a firm which is a member of the National Association of Securities Dealers, Inc.


                                   SECTION 10.
                         REPRESENTATIONS AND WARRANTIES

         The Company hereby represents and warrants to the Holders that the representations and warranties of the Company contained in the Credit Agreement are hereby confirmed and restated, each such representation and warranty, together with all related definitions and ancillary provisions, being hereby incorporated into this Agreement by reference as though specifically set forth in this Section.


                                   SECTION 11.
                                    COVENANTS

         (a)    Notices of Certain Actions.  In the event that the Company:

                (i) shall authorize the issuance to holders of Common Stock of rights or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights or warrants; or

                (ii) shall authorize a dividend or other distribution to holders of Common Stock of evidences of its indebtedness, cash or other property or assets; or

                (iii) proposes to become a party to any consolidation or merger for which approval of any stockholders of the Company will be required, or to a conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock; or

                (iv) commences a voluntary or involuntary dissolution, liquidation or winding up; or

                (v) fails to comply with the provisions of this Agreement; or

                (vi) proposes to take any other action which would require an adjustment pursuant to Section 9;

then the Company shall provide a written notice to each Holder stating (i) the date as of which the holders of record of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined, (ii) the material terms of any such consolidation or merger and the expected effective date thereof, (iii) the material terms of any such conveyance or transfer, and the date on which any such conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of Common Stock will be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, conveyance, transfer, dissolution, liquidation or winding up, (iv) the nature of the lack of compliance, any corrective action taken and any rights or remedies which such lack of compliance has bestowed on the Holders or (v) a notice as is required by Section 9. Such notice shall be given not later than 10 Business Days prior to the effective date (or the applicable record date, if earlier) of such event. The failure to give the notice required by this subsection 11(a) or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action. Notwithstanding anything to the contrary contained above in this subsection 11(a), no notice to a Holder shall be required to be given under this subsection 11(a) after the date upon which all of the Warrants have been exercised by such Holder.

         (b) Financial Statements and Reports. The Company shall furnish to each Holder such information relating to the Company and its subsidiaries and their operations and condition as any Holder shall reasonably request; provided that
(i) after the date upon which all of the Warrants of a Holder have been exercised by such Holder, the Company shall only be required to furnish to such Holder such information as it may be required to provide to a stockholder of the Company under the Delaware General Corporate Law and applicable securities laws and (ii) each Holder agrees to maintain the confidentiality of all non-public information obtained from the Company as provided above. This subsection 11(b) shall not apply to any transferee Holder.

         (c) Information Rights and Access Rights. Each Holder shall have the right, upon its reasonable request, whether or not such Holder has exercised or exchanged any Warrants, to receive lists of stockholders or other information respecting the Company and to inspect the books and records of the Company and to visit the properties of the Company, in each case during ordinary business hours; provided however, that (i) each Holder agrees in writing to maintain the confidentiality of all non-public information obtained as provided above in this subsection 11(c) and (ii) after the date upon which all of the Warrants of a Holder have been exercised by such Holder, such Holder shall have no greater information, inspection or visitation rights than those accorded a stockholder of the Company under Delaware General Corporation Law and applicable securities laws. Nothing contained in this Agreement shall be construed as conferring upon any Holder, prior to its exercise of any Warrant, the right to vote or to consent or to receive notice as stockholders in respect of meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company, except as expressly provided hereunder or under Applicable Law. This subsection 11(c) shall not apply to any transferee Holder.

         (d) Covenants Incorporated by Reference. The Company agrees with each of the Holders that, until the performance of all of its obligations hereunder, the Company will perform, comply with and be bound by all of the agreements, covenants and obligations contained in Sections 8.01, 8.02 and 8.04 of the Credit Agreement (it being understood and agreed that the reference to "the Agent" contained in Section 8.02 of the Credit Agreement shall be a reference to a Holder for the purposes of this subsection 11(d)), as in effect on the date hereof, each such agreement, covenant and obligation, together with all related definitions and ancillary provisions, being hereby incorporated into this Agreement by reference as though specifically set forth in this subsection 11(d) and all of such agreements, covenants and obligations shall survive the repayment of the loans and the termination of the Credit Agreement for purposes hereof.

         (e) Regulated Holders. (i) Notwithstanding any other provision of this Agreement to the contrary, except as provided in this subsection 11(e), without the prior written consent of any Regulated Holder, the Company shall not, directly or indirectly, redeem, purchase or otherwise acquire, convert or take any action (including any amendment to the Articles of Incorporation) with respect to the voting rights of, or undertake any other action or transaction (including any merger, consolidation or recapitalization) affecting, any shares of its capital stock or other voting securities if the result of the foregoing would be to cause the ownership of the capital stock of the Company by such Regulated Holder, or the ownership of voting securities of the Company (or any class thereof) by such Regulated Holder, to exceed the quantity of such capital stock or voting securities (or any class thereof) that such Regulated Holder is permitted under Applicable Law to own. Any action or transaction referred to in the preceding sentence shall be referred to herein as a "Section 11(e) Transaction". If the Company proposes to undertake any action or transaction which could constitute a Section 11(e) Transaction, it shall provide the Holders at least 15 days prior written notice thereof. If, in the written opinion of counsel to any Regulated Holder (which may be internal counsel) delivered within 10 days following receipt of such notice, such action or transaction constitutes a Section 11(e) Transaction with respect to such Regulated Holder, then the Company shall delay undertaking such Section 11(e) Transaction for the purpose of using its best efforts to agree on a manner in which to restructure such action or transaction in a manner reasonably satisfactory to the Company and such Regulated Holder so that it no longer would constitute a Section 11(e) Transaction. If the Company and such Regulated Holder are unable to agree, within 20 days of the delivery of such written opinion, upon a manner in which to so restructure such Section 11(e) Transaction, and such Section 11(e) Transaction is a bona fide action or transaction proposed by the Company in good faith, then the Company shall be permitted to undertake such Section 11(e) Transaction if prior to or concurrently with doing so it purchases from such Regulated Holder, at a purchase price equal to the Common Stock Per Share Market Value a number (specified by such Regulated Holder) of Warrants (based on the number of Warrant Shares represented thereby) or Warrant Shares sufficient, in the written opinion of counsel to such Regulated Holder (which may be internal counsel), to prevent such Section 11(e) Transaction from causing the ownership of the capital stock of the Company by such Regulated Holder to exceed the quantity of such capital stock that such Regulated Holder is permitted under Applicable Law to own. Notwithstanding anything to the contrary contained herein, the Company shall be permitted to undertake any Section 11(e) Transaction which would otherwise result in the ownership by any Regulated Holder of voting securities (or any class thereof in excess of the quantity permitted by Applicable Law) if, in a manner reasonably satisfactory to such Regulated Holder, the Company shall provide or cause to be provided for such Regulated Holder (i) to receive in connection with any such action or transaction a number of shares or other units of Equivalent Nonvoting Securities equal to such excess in lieu of the same number of shares or other units of the voting securities it would otherwise have received or (ii) if it would not otherwise have received voting securities in connection with such action or transaction, to exchange a number of shares or other units of voting securities then held by such Regulated Holder equal to such excess for the same number of shares or other units of Equivalent Nonvoting Securities.

                (ii) If it becomes unlawful for any Regulated Holder to continue to hold some or all of the Warrants or Warrant Shares held by it, or restrictions are imposed on any Regulated Holder by Applicable Law which, in the reasonable judgment of such Regulated Holder, make it unduly burdensome to continue to hold such Warrants or Warrant Shares, the Company shall (i) cooperate with such Regulated Holder in any efforts by such Regulated Holder to dispose of some or all of such Warrants or Warrant Shares in a prompt and orderly manner, including providing (and authorizing such Regulated Holder to provide) publicly available financial and other information (or such information to which a Holder would be entitled under Delaware law) concerning the Company to any prospective purchaser of such Warrants or Warrant Shares and (ii) at the request of such Regulated Holder, take all steps (including using its best efforts to cause its Articles of Incorporation to be amended) necessary to create an Equivalent Nonvoting Security with respect to the Warrant Shares then held by such Regulated Holder and permit such Regulated Holder to exchange Warrant Shares for the same number of shares or other units of such Equivalent Nonvoting Security; provided, that nothing in this subsection 11(e) shall require the Company to register or qualify such Warrants or Warrant Shares under any federal or state securities laws.

         (f) Current Public Information. The Company will file all reports required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations adopted by the Commission thereunder, and will take such further action as any Holder may reasonably request, all to the extent required to enable such Holder to sell Warrant Shares pursuant to Rule 144 or Rule 144A adopted by the Commission under the 1933 Act. Upon request, the Company will deliver to any such Holder a written statement as to whether it has complied with such requirements.

         (g) Public Disclosures. The Company will not disclose any Holder's name or identity as an investor in the Company in any press release or other public announcement or in any written consent of such Holder, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction in which case prior to making such disclosure the Company will give written notice to such Holder describing in reasonable detail the proposed content of such disclosure and will permit the Holder to review and comment upon the form and substance of such disclosure.

         (h) Certain Restrictions. The Company will not without the consent of the Requisite Holders permit any amendment to its Organizational Documents, if such amendment would alter the powers, preferences or special rights of the shares of any class of capital stock of the Company so as to affect the holders of Common Stock adversely in any material respect.

         (i) Specific Performance. Each Holder shall have the right to specific performance by the Company of the provisions of this Agreement, in addition to any other remedies it may have at law or in equity. The Company hereby irrevocably waives, to the extent that it may do so under Applicable Law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Agreement by any Holder of the Warrants or Warrant Shares.

         (j) Transactions with Affiliates. The Company will not, and will not permit any of its subsidiaries to, enter into transactions with an Affiliate (for purposes of this Section 11(j), as defined in the Credit Agreement) of the Company other than transactions on terms and conditions substantially as favorable to the Company as would be obtainable in a comparable arm's-length transaction with a Person other than an Affiliate. Except for such transactions that may be entered into between the Company and any subsidiary, neither the Company nor any subsidiary shall engage in a merger, business combination or sale of a material amount of its assets to an Affiliate. The Company will not issue capital stock to an Affiliate for a price which is below its fair market value and will not purchase capital stock from an Affiliate for a price which is greater than its fair market value.

         (k) Board Observation Rights. The Purchaser shall have the right to have two representatives attend and observe all meetings of the Board of Directors of the Company at the expense of the Company. The Company agrees to give the Purchaser's representatives prior written notice of all Board meetings promptly after the scheduling thereof and in any event no later than five business days prior to such meeting, or if such meeting is scheduled less than five business days in advance, on the date on which the date of the Board meeting is set; provided, however, that (i) to the extent the Purchaser or any Affiliate of the Purchaser is providing financing to the Company, the Purchaser's representatives may be excluded from that portion of any Board or committee meeting at which the financing provided by such Person is discussed and (ii) Purchaser's representatives may be excluded from any portion of any meeting of the Board of Directors at which counsel to the Company is giving legal advice and such counsel reasonably determines the presence of Purchaser's representatives would compromise attorney-client privilege. Purchaser, for its part, agrees to maintain the confidentiality of the non-public content of all meetings attended and observed by its representatives. This Section 11(k) shall not apply to any transferee Holder.


                                   SECTION 12.
                             AMENDMENTS AND WAIVERS

         (a) Consent of Holders. No amendment, modification, termination or waiver of any provision of this Agreement (including the terms of any agreement incorporated by reference) and the Warrant Certificates or consent to any departure by the Company therefrom, shall in any event be effective without the written concurrence of the Requisite Holders; provided, however, that without the consent of each Holder affected, no amendment, modification, termination or waiver may:

                (i) make any change to the definition of "Requisite Holders";

                (ii) make any change to the transfer provisions of Section 13 that adversely affects the ability of a Holder to make any transfer described therein; or

                (iii) make any change in the foregoing amendment and waiver provisions.

         After an amendment, modification, termination or waiver under this
Section 12 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing such amendment, modification, termination or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, modification, termination or waiver.

         In connection with any amendment, modification, termination or waiver under this Section 12, the Company may offer, but shall not be obligated to offer, to any Holder who consents to such amendment, modification, termination or waiver, consideration for such Holder's consent, so long as such consideration is offered to all Holders.

         (b) Solicitation of Holders. The Company will not effect any proposed amendment, modification, termination or waiver of any of the provisions of this Agreement or the Warrant Certificates unless each Holder affected thereby (irrespective of the amount of Warrants or Warrant Shares then owned by it) shall be informed thereof by the Company prior to the effectuation thereof (but only to the extent the Company has been provided with addresses for the Holders) and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any amendment, modification, termination or waiver effected pursuant to the provisions of this Section 12 shall be delivered by the Company to each Holder of outstanding Warrants or Warrant Shares forthwith following the date on which the same shall have been executed and delivered by the Holder or Holders of the requisite percentage of outstanding Warrant Shares (but only to the extent the Company has been provided with the addresses for the Holders).

         (c) Revocation and Effect of Consents. Until an amendment, modification, termination or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Warrant or Warrant Shares, even if notation of the consent is not made on any Warrant Certificate or stock certificate. However, any such Holder or subsequent Holder may revoke any such consent by notice to the Company received before the date on which the Requisite Holders have consented (and not theretofore revoked such consent) to such amendment, modification, termination or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, modification, termination or waiver, which record date shall be at least 10 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                                   SECTION 13.
                                    TRANSFERS

         (a) Each Holder, subject to the provisions of subsection 13(b) below, shall be permitted to transfer any Warrant or Warrant Share (and the rights relating thereto under this Agreement and the other Warrant Documents) to any Person; provided that

                (i) such transfer is made pursuant to a registration statement under the 1933 Act (it being acknowledged that the Company shall not be obligated to assist in any manner in any such registration) or pursuant to an exemption from the registration requirements of the 1933 Act and in compliance with similar laws of any other sovereignty having jurisdiction over such Holder and the proposed transfer;

                (ii) if such transfer is being made pursuant to an exemption from such registration requirements and if requested by the Company (except if such transfer is being made to an affiliate), counsel for such Holder (which counsel may be internal counsel) furnishes to the Company an opinion, acceptable in form and substance to the Company, to the effect that such transfer is being made pursuant such an exemption;

                (iii) the applicable transferee (or, in the case of an account manager, the managed account on behalf of which the account manager is acting) is an "accredited investor" as defined in Regulation D promulgated under the 1933 Act;

                (iv) the applicable transferee is not a direct competitor of the Company (as determined in good faith by management of the Company);

                (v) except if such transfer is being made to an affiliate (in which case the representation described in this sentence shall be deemed made), such transferee represents to the Company in writing that it is acquiring such Warrant or Warrant Share solely for its own account (or in the case of account managers, on behalf of managed accounts) and not as nominee or agent for any other Person (other than for such managed accounts, if applicable) and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the 1933 Act) that would be in violation of the securities laws of the United States of America or any State thereof or any government having jurisdiction over the proposed transfer, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of said Warrant or Warrant Share pursuant to a registration statement under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act, and subject, nevertheless, to the disposition of its property being at all times within its control; and

                (vi) such transferee provides to the Company such information as the Company may reasonably require in connection with a registration of any proposed transfer (e.g., tax identification number and address).

         (b) Upon satisfaction of conditions set forth in Section 13(a), the Company shall promptly register the transfer of any outstanding Warrants in the Warrant register and any outstanding Warrant Shares in a Common Stock register to be maintained by the Company upon surrender thereof, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant or Warrant Share, as the case may be, shall be issued and delivered with all reasonable dispatch to the transferee(s) and such transferee(s) shall be deemed to have become the Holder(s) of record of such Warrant or Warrant Share, as the case may be, and the surrendered Warrant or Warrant Share, as the case may be, shall be canceled and disposed of by the Company.


                                   SECTION 14.
                                  MISCELLANEOUS

         (a) Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be made by personal service, telecopy, United States mail or reputable courier service:

                (i) if to the Purchaser or subsequent Holder, at the address or facsimile number set forth on the signature pages to this Agreement, or such other address as shall be designated in a written notice delivered to the Company; and

                (ii) if to the Company, at the address or facsimile number set forth on the signature pages to this Agreement, or such other address as shall be designated in a written notice delivered to the other parties hereto.

         Unless otherwise specifically provided herein, any notice or other communication shall be deemed to have been given when delivered in person or by courier service, upon receipt of facsimile, or three Business Days after depositing it in the United States mail with adequate postage prepaid and properly addressed.

         (b) Failure or Indulgence Not Waiver: Remedies Cumulative. No failure or delay on the part of any Holder in the exercise of any power, right or privilege hereunder or under any other Warrant Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Warrant Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         (c) Severability. In case any provision in or obligation under this Agreement or the Warrant Certificates shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         (d) Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         (e) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         (f) Successors and Assigns. This Agreement shall be binding on the parties hereto and their respective successors and assigns and shall insure to the benefit of the parties hereto and the successors and assigns of the Purchaser (including each Holder and its successors and assigns).

         (g) Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         (h) Survival of Representation and Warranties, Entire Agreement. All representations and warranties contained herein (including those contained in the Credit Agreement and incorporated herein by reference) or made in writing or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Warrant Shares and the transfer by the Purchaser of any Warrant Shares or any portion thereof or interest therein, and may be relied upon by the Purchaser regardless of any investigation made at any time by or on behalf of the Purchaser. This Agreement, the Warrant Purchase Agreement, the Warrant Certificates and the Registration Rights Agreement embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


Notice Address:

3100 World Trade Center                      VIDEO UPDATE, INC.
30 East Seventh Street
St. Paul, MN  55101
Tel:  (612) 222-0006
Fax:  (612) 229-9661                         By: /s/ Daniel A. Potter
Attention:  Daniel A. Potter,                   -------------------------------
                 Chairman and Chief             Title:
                 Executive Officer


Notice Address:

787 Seventh Avenue                           BANQUE PARIBAS, GRAND CAYMAN BRANCH
New York, New York  10019
Tel:  (212) 841-2540
Fax:  (212) 841-2363
Attention:  Donald Ercole                    By: /s/ D. Ercole
                                                -------------------------------
                                                Title:


                                             By:
                                                -------------------------------
                                                Title: